Exhibit 5.1

Holland & Knight

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799

Holland & Knight LLP | www.hklaw.com

September 22, 2023

Innovative Solutions and Support, Inc.

720 Pennsylvania Drive

Exton, Pennsylvania 19341

Re: Shelf Registration Statement on Form S-3 (Registration No. 333-267595)

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-267595) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2022 by Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). We are rendering this opinion letter in connection with the filing of a prospectus supplement dated September 22, 2023 (the “Prospectus Supplement”). The Prospectus Supplement relates to the offering by the Company of up to an aggregate amount of $40,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an “at-the-market” offering, pursuant to a Sales Agreement dated September 22, 2023, which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion letter, including, but not limited to, (i) the Registration Statement, (ii) the Base Prospectus, dated October 14, 2022, included with the Registration Statement (the “Prospectus”), (iii) the Prospectus Supplement, (iv) the Company’s Amended and Restated Articles of Incorporation, as amended, (v) the Company’s Amended and Restated Bylaws, as amended, (vi) certain resolutions adopted by unanimous written consent of the Board of Directors of the Company, (vii) corporate records and instruments, (viii) a specimen certificate representing the Shares, and (ix) such laws and regulations as we have deemed necessary for the purposes of rendering the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as duplicates or certified or conformed copies, the accuracy, completeness and authenticity of originals, the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations or certificates of officers or directors of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Pennsylvania and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion letter as part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP